UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Litigation Update

On May 27, 2008, The TriZetto Group, Inc., a Delaware corporation (“TriZetto”), filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with its 2008 Special Meeting of Stockholders (the “Special Meeting”) to consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated as of April 11, 2008 (the “Merger Agreement”), by and among TZ Holdings, L.P. (“TZ Holdings”), TZ Merger Sub, Inc. (“Merger Sub”) and TriZetto, and to approve TZ Holdings’ acquisition of TriZetto through a merger of Merger Sub, a wholly-owned subsidiary of TZ Holdings, with and into TriZetto, as contemplated by the merger agreement (the “Merger”). The Proxy Statement was mailed to TriZetto’s stockholders on or about May 30, 2008. On July 2, 2008, TriZetto filed with the SEC definitive additional proxy material (the “Definitive Additional Material” and collectively with the Proxy Statement, the “Proxy Disclosure”). The Definitive Additional Material was mailed to TriZetto’s stockholders on or about July 3, 2008.

As described in the Proxy Disclosure, on April 15, 2008, Plaintiff David P. Simonetti Rollover IRA filed a Verified Class Action Complaint in the Delaware Court of Chancery, entitled David P. Simonetti Rollover IRA, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Jeffrey H. Margolis, Donald J. Lothrop, Thomas B. Johnson, Paul F. Lefort, Jerry P. Widman, Nancy H. Handel, L. William Krause, Apax Partners, L.P., TZ Holdings, L.P., TZ Merger Sub, Inc., and The TriZetto Group Inc., Defendants, C.A. No. 3694-VCN (the “Simonetti Litigation”). The complaint sought, among other relief, certification of a class of all common stockholders of TriZetto who allegedly were harmed by the defendants’ actions challenged in the complaint, a declaration that the defendants had breached their fiduciary and other duties, entry of an order requiring defendants to take certain steps in connection with the proposed transaction, compensatory damages, costs and disbursements, including plaintiff’s counsel’s fees and experts’ fees. On May 20, 2008, the plaintiff in the Simonetti Litigation filed a First Amended Complaint, which added allegations that the defendants allegedly failed to disclose material facts regarding the Merger. During the pendency of the Simonetti Litigation, two putative class action complaints were pending in California Superior Court in Orange County and were filed on behalf of the same putative class of shareholders and alleged substantially similar claims as those alleged in the Simonetti Litigation. On May 28, 2008, the two California putative class actions were consolidated (the “Consolidated California Action”), and the Consolidated California Action was stayed in favor of the Simonetti Litigation. On June 10, 2008, the plaintiffs in the Consolidated California Action filed a putative class action complaint in the Delaware Court of Chancery entitled City Of Fort Lauderdale Police And Firefighters’ Retirement System And Police And Fire Retirement System Of The City Of Detroit, Individually and On Behalf of All Others Similarly Situated, v. Jeffrey H. Margolis, et al., C.A. No. 3817-VCN (filed June 10, 2008) (together with the Simonetti Litigation, the “Delaware Litigation” and collectively with the Consolidated California Action, the “Merger Litigation”). The plaintiffs’ counsel in C.A. No. 3817-VCN appeared as counsel in the Simonetti Litigation and joined in the discovery and briefing in the Simonetti Litigation in connection with the motion to preliminarily enjoin the Merger.

On June 27, 2008, the Court issued a memorandum opinion and order (the “Order”) in the Simonetti Litigation, granting in part and denying in part the plaintiff’s motion for a preliminary injunction enjoining the proposed Merger. The Court preliminarily enjoined TriZetto from conducting or allowing any vote by its stockholders to approve the proposed Merger until TriZetto made curative supplemental disclosures relating to certain potential financial benefits of the Merger to TriZetto’s financial advisor, UBS Securities LLC (“UBS”), and its affiliates, upon consummation of the transactions contemplated by the Merger Agreement, based on its interest in certain convertible notes issued by TriZetto and related bond hedge and warrant transactions entered into with TriZetto in 2007 (the “Financial Advisor Disclosure”). The Court’s Order provided that, upon application, the Order could be vacated upon demonstration that TriZetto had provided appropriate curative disclosure.

Following the Court’s Order, counsel for the parties negotiated the contents of the Financial Advisor Disclosure. The parties thereafter entered into a stipulation agreeing upon the substance of the Financial Advisor Disclosure and submitted the Financial Advisor Disclosure to the Court for its approval. The Parties jointly requested that the Court vacate its Order preliminarily enjoining the Merger.

On July 2, 2008, the Court issued an order approving the parties’ stipulation and vacating the preliminary injunction Order dependent on TriZetto providing the Financial Advisor Disclosure forthwith. TriZetto provided the Financial Advisor Disclosure in the Definitive Additional Material, which was filed with the SEC on July 2, 2008 and mailed to TriZetto’s stockholders on or about July 3, 2008.

On July 8, 2008, the parties entered into a memorandum of understanding (“MOU”) to settle the Merger Litigation. Under the terms of the MOU, the parties have agreed in good faith to attempt to agree upon and execute an appropriate Stipulation of Settlement and such other documentation as may be required to secure certification of the Settlement Class (as defined to include all record holders and beneficial owners of TriZetto common stock (excluding defendants, their immediate families, and affiliates) on any day during the period from April 11, 2008 (the date that the proposed Merger was publicly announced) to and including the effective date of consummation of the Merger, including the legal representatives, heirs, successors and successors in interest, transferees and assigns of all such foregoing holders and/or owners, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them and each of them) and obtain pursuant to Delaware Court of Chancery Rules 23(b)(1) and 23(b)(2) final Court approval of the settlement, and the dismissal of the Delaware Litigation and the Consolidated California Action. In addition to other customary provisions, the settlement will provide releases to all defendants of any claims arising from the process leading to the proposed Merger, any of the transactions contemplated by the Merger Agreement, and any disclosures made in connection with the Proxy Disclosure. In return, TriZetto has agreed to provide additional explanation to TriZetto’s stockholders regarding certain matters disclosed in the Proxy Disclosure. The Company has also agreed that the shares of common stock of TriZetto held by TriZetto’s executive officers listed on page 37 of the Proxy Statement shall, with respect to the vote of TriZetto’s stockholders to approve the Merger at the Special Meeting, be voted in the aggregate in the same proportion as the vote cast by the other stockholders voting at the Special Meeting.

Reasons Why The Board of Directors Directed TriZetto’s Financial Advisor To Use The Financial Projections Disclosed In The Proxy Statement In Connection With Its Opinion

As disclosed on page 26 of the Proxy Statement, at a meeting of the board of directors held on April 10, 2008, TriZetto’s financial advisor, UBS, reviewed with the board of directors UBS’ financial analysis of the $22.00 per share consideration to be received in the Merger and delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 10, 2008, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $22.00 per share consideration to be received in the Merger by holders of TriZetto common stock (other than Excluded Holders, as that term is defined in such opinion, a copy of which is attached as Annex B to the Proxy Statement) was fair, from a financial point of view, to such holders. The following information supplements disclosures included in the Proxy Statement with respect to the financial projections which TriZetto’s board of directors directed UBS to utilize for purposes of its analysis in connection with its opinion:

During TriZetto’s consideration of the bids submitted for the acquisition of TriZetto during the process, as described in “The Merger—Background of the Merger” section of the Proxy Statement, TriZetto provided TZ Holdings with financial forecasts of its operating performance for fiscal years 2008 through 2012 prepared by TriZetto’s management (the “Projections”). The Projections were also provided to TriZetto’s financial advisor, UBS, and were utilized by UBS, at the direction of TriZetto’s board of directors, for purposes of its analysis in connection with its opinion. In addition to these Projections, which are set forth on pages 29-30 of the Proxy Statement, TriZetto also prepared other forecasts using more optimistic assumptions. These other forecasts were made available in the online data room to potential bidders. In connection with UBS’ opinion, TriZetto’s board of directors directed UBS to use the Projections set forth on pages 29-30 of the Proxy Statement, which were the most conservative projections prepared by management and made available to potential bidders, because the board of directors considered them to be management’s best estimates based on a number of factors, including TriZetto’s financial performance for the first quarter of 2008.

The Board of Directors’ Reasons For Selecting The Bidders Invited To Participate In The Second Round Of The Process

As disclosed on page 22 of the Proxy Statement, in early February of 2008, TriZetto received written non-binding indications of interest from seven of the First Round Participants (as that term is defined in the Proxy Statement) that ranged from $21.00 to $26.00 per share (the “Conforming Bidders”) and a written communication from an eighth potential buyer (the “Non-conforming Bidder”) expressing general interest in a potential transaction but failing to include any pricing information. As further explained on page 22 of the Proxy Statement, the board of directors met on February 8, 2008 and determined not to invite three of the seven Conforming Bidders to participate in the second round of the process due to their proposed prices and perceived inability to consummate a transaction. The following information supplements the disclosures included in the Proxy Statement concerning the board of directors’ decision regarding which bidders were invited to participate in the second round of the process:

During its February 8, 2008 meeting, in view of the number of potential bidders that provided written indications of interest that included prices, or ranges of prices, at or higher than $23.00 per share and the other factors set forth in the Proxy Statement, the board of directors determined that, among the Conforming Bidders, it would only invite those whose indications of interest included prices higher than $23.00 to participate in the second round of the process.

Important Information

As set forth above, TriZetto filed a definitive proxy statement in connection with its 2008 Special Meeting of Stockholders with the SEC on May 27, 2008. TriZetto also filed additional definitive materials with the SEC on July 2, 2008. TriZetto stockholders are urged to read the Proxy Statement and the Definitive Additional Material filed by TriZetto carefully as they contain important information regarding this vote. The Proxy Statement was mailed to stockholders on or about May 30, 2008. The Definitive Additional Material was mailed to stockholders on or about July 3, 2008. As previously disclosed, the Special Meeting was convened as scheduled on June 30, 2008, but, as a result of the injunction issued in the Delaware Litigation, was adjourned until July 14, 2008 at 10:00 a.m., local time at The Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California 92660. Instructions for stockholders on how to vote their shares of TriZetto stock at the Special Meeting are contained in the Proxy Disclosure. The Proxy Statement, the Definitive Additional Material and other relevant documents filed with the SEC are available at no cost on the SEC’s website at www.sec.gov, as well as TriZetto’s website at www.trizetto.com. Hardcopies may also be obtained free of charge from TriZetto by contacting Brad Samson, vice president investor relations at 949-719-2220. Stockholders may also contact Morrow & Co. with questions or requests for additional copies of the proxy materials by calling toll-free 800-607-0088, or by e-mail at TriZetto.info@morrowco.com.

TriZetto, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from TriZetto’s stockholders with respect to the transactions contemplated by the definitive Merger Agreement among TZ Holdings, Merger Sub and TriZetto. Information regarding TriZetto’s directors and executive officers is contained in TriZetto’s definitive proxy statement filed on May 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: July 9, 2008	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary